Exhibit 99.1

LORILLARD, INC. ELECTS NEW BOARD MEMBER
Robert C. Almon Joins the Board as an Independent Director

GREENSBORO, NC, November 5, 2008 – Lorillard, Inc. (NYSE:LO) today announced the election of Robert C. Almon to its Board of Directors, effective immediately. The Board now comprises eight members, of which six are non-executive independent Directors. Mr. Almon will serve on the Company’s Audit and Compensation Committees.

“We are delighted that Bob has joined our Board. He has extensive consulting and advisory experience in the financial services sector and will complement the Board’s range of talents,” said Martin Orlowsky, Chairman, President and CEO, Lorillard, Inc. “We welcome him to the Board and believe he will be a valuable addition, both in serving on the Audit and Compensation Committees as well as more broadly, as we pursue our strategic objectives.”

Robert C. Almon, 57, is a retired principal of Ernst & Young LLP where he served on the firm’s Partner Advisory Council. Mr. Almon joined Ernst & Young LLP in 1997 where he established and served as the National Director of the Center for Strategic Transactions, a strategy consulting practice focused on enhancing shareholder value. He retired in 2007.

Prior to 1997, Mr. Almon was a Managing Director in Corporate Finance at Salomon Brothers (now Citigroup) and also worked at Lehman Brothers specializing in strategic advice within the transportation and logistics sectors. Mr. Almon began his career at General Motors Corporation in its New York Treasurer’s Office, where he rose to Vice President at General Motors Acceptance Corporation and was responsible for worldwide funding, planning, liability management, investor relations, treasury and cash management.

About Lorillard, Inc.

Lorillard, Inc. (NYSE: LO) is the third largest manufacturer of cigarettes in the United States. Lorillard was founded in 1760, and is the oldest continuously operating tobacco company in the U.S. Newport®, Lorillard’s flagship brand, is a menthol-flavored premium cigarette brand and the top selling menthol and second largest selling cigarette in the U.S. In addition to Newport, the Lorillard product line has five additional brand families marketed under the Kent®, True®, Maverick®, Old Gold® and Max® brand names. These six brands include 44 different product offerings which vary in price, taste, flavor, length and packaging. Lorillard’s manufactures all of its products at its Greensboro, North Carolina facility and maintains its headquarters there. For more information, visit the Company’s web site at www.lorillard.com.

Contact:

Gordon McCoun / Hannah Sloane
(212) 850 5600

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Forward-Looking Statement:

Certain statements made in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “anticipate”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. In addition, any statement that may be provided by management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions by Lorillard, Inc. are also forward-looking statements as defined by the Reform Act.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of Lorillard, Inc., that could cause actual results to differ materially from those anticipated or projected. Information describing factors that could cause actual results to differ materially from those in forward-looking statements is available in Lorillard, Inc.’s filings with the Securities and Exchange Commission. These filings are available from the SEC over the Internet or in hard copy, and are, in some cases, available from Lorillard, Inc. as well. Forward-looking statements speak only as of the time they are made, and Lorillard, Inc. expressly disclaims any obligation or undertaking to update these statements to reflect any change in expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

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